Exhibit 99.1
SiTime Reports Third Quarter 2023 Financial Results
SANTA CLARA, Calif., November 1, 2023 – SiTime Corporation, (Nasdaq: SITM), the precision timing company, today announced financial results for the third quarter ended September 30, 2023.
Net revenue in the third quarter of 2023 was $35.5 million, a 28.1% increase from the $27.7 million in the second quarter of 2023.
Generally Accepted Accounting Principles (GAAP) Results
In the third quarter of 2023, GAAP gross margins were $19.9 million, or 56.1% of revenue, GAAP operating expenses were $45.1 million, GAAP loss from operations was $25.2 million, and GAAP net loss was $18.1 million, or $0.81 per basic share.
Total cash and cash equivalents were $16.7 million and short-term investments were $551.4 million on September 30, 2023.
Non-GAAP Results
This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
In the third quarter of 2023, non-GAAP gross margins were $20.7 million, or 58.2% of revenue, non-GAAP operating expenses were $26.3 million, non-GAAP loss from operations was $5.6 million and non-GAAP net income was $1.4 million, or $0.06 per diluted share.
The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.
SiTime believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to SiTime’s financial condition and results of operations. SiTime believes that these non-GAAP financial measures provide additional insight into SiTime’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate SiTime’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP financial measures exclude stock-based compensation.
Inducement Plan Grants
SiTime granted restricted stock unit awards (“RSUs”) on November 1, 2023 that were approved by the Compensation Committee of its Board of Directors under SiTime’s 2022 Inducement Award Plan, as a material inducement to employment to 14 newly hired non-executive individuals globally. The RSUs were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grants consisted of an aggregate of 18,057 RSUs. One-fourth of the RSUs will vest on the first February 20, May 20, August 20, or November 20 falling in the one-year anniversary quarter of the applicable vesting start date, and then 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, thereafter, subject to each such employee’s continued service on each vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and SiTime’s 2022 Inducement Award Plan.
Conference Call
SiTime will broadcast the financial results for its third quarter of 2023 via conference call today, November 1, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. The conference call will also be available via a live audio webcast on the investor relations section of the SiTime website at investor.sitime.com. Please access the website at least a few minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website.

About SiTime
SiTime Corporation is the precision timing company. Our semiconductor MEMS programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With more than 3 billion devices shipped, SiTime is changing the timing industry. For more information, visit www.sitime.com.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Statements of Operations

	Three Months Ended
	September 30, 2023	June 30, 2023

	(in thousands, except per share data)
Revenue	$35,520	$27,728
Cost of revenue	15,603	12,290
Gross profit	19,917	15,438
Operating expenses:
Research and development	23,647	26,567
Selling, general and administrative	21,447	21,276
Total operating expenses	45,094	47,843
Loss from operations	(25,177)	(32,405)
Interest income	7,333	6,667
Other expense, net	(232)	(161)
Loss before income taxes	(18,076)	(25,899)
Income tax benefit	(49)	(23)
Net loss	$(18,125)	$(25,922)
Net loss attributable to common stockholders and comprehensive loss	$(18,125)	$(25,922)
Net loss per share attributable to common stockholders, basic	$(0.81)	$(1.17)
Net loss per share attributable to common stockholders, diluted	$(0.81)	$(1.17)
Weighted-average shares used to compute basic net loss per share	22,326	22,074
Weighted-average shares used to compute diluted net loss per share	22,326	22,074

SiTime Corporation
Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	September 30, 2023	June 30, 2023

	(in thousands, except per share data)
Reconciliation of GAAP gross profit and margin to non-GAAP
Revenue	$35,520	$27,728
GAAP gross profit	19,917	15,438
GAAP gross margin	56.1%	55.7%
Stock-based compensation	748	713
Non-GAAP gross profit	$20,665	$16,151
Non-GAAP gross margin	58.2%	58.2%

Reconciliation of GAAP operating expenses to non-GAAP
GAAP research and development expenses	23,647	26,567
Stock-based compensation	(7,856)	(9,983)
Non-GAAP research and development expenses	$15,791	$16,584

GAAP sales, general and administrative expenses	21,447	21,276
Stock-based compensation	(10,925)	(10,464)
Non-GAAP sales, general and administrative expenses	$10,522	$10,812
Total Non-GAAP operating expenses	$26,313	$27,396

Reconciliation of GAAP loss from operations to non-GAAP loss from operations
GAAP loss from operations	$(25,177)	$(32,405)
Stock-based compensation	19,529	21,160
Non-GAAP loss from operations	$(5,648)	$(11,245)
Non-GAAP loss from operations as a percentage of revenue	(15.9%)	(40.6%)

Reconciliation of GAAP net loss to non-GAAP net income (loss)
GAAP net loss	$(18,125)	$(25,922)
Stock-based compensation	19,529	21,160
Non-GAAP net income (loss)	$1,404	$(4,762)
Weighted-average shares used to compute diluted net income (loss) per share	22,326	22,074

GAAP net loss per share diluted	$(0.81)	$(1.17)
Non-GAAP adjustments detailed above	0.87	0.95
Non-GAAP net income (loss) per share diluted	$0.06	$(0.22)

SiTime Corporation
Unaudited GAAP Condensed Consolidated Balance Sheets

	As of
	September 30, 2023	December 31, 2022

	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$16,711	$34,603
Short-term investments in held-to-maturity securities	551,398	529,494
Accounts receivable, net	25,182	41,229
Inventories	64,539	57,650
Prepaid expenses and other current assets	9,071	6,091
Total current assets	666,901	669,067
Property and equipment, net	55,916	58,772
Intangible assets, net	5,665	5,205
Right-of-use assets, net	8,854	10,848
Other assets	10,351	6,724
Total assets	$747,687	$750,616
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$12,320	$14,881
Accrued expenses and other current liabilities	18,960	18,913
Total current liabilities	31,280	33,794
Lease liabilities	6,065	8,149
Other non-current liabilities	—	193
Total liabilities	37,345	42,136
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	778,742	716,343
Accumulated deficit	(68,402)	(7,865)
Total stockholders’ equity	710,342	708,480
Total liabilities and stockholders’ equity	$747,687	$750,616
Investor Relations Contacts:
Shelton Group
Leanne Sievers | Brett Perry
1-949-224-3874 | 1-214-272-0070
sheltonir@sheltongroup.com
SiTime Corporation
Art Chadwick
Chief Financial Officer
investor.relations@sitime.com